UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2010 (July 16, 2010)

LINN ENERGY, LLC
 (Exact name of registrant as specified in its charters)
Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Purchase and Sale Agreement

On July 16, 2010, Linn Energy, LLC (the “Company”), through one of its wholly-owned subsidiaries, entered into a definitive purchase agreement to acquire certain oil and natural gas properties in the East Texas Oil Field in Gregg and Rusk counties for a contract price of $95 million, subject to closing conditions (the “Acquisition”).  The Company anticipates that the Acquisition will close on or before October 1, 2010, and will be financed with internally generated cash flow and proceeds from borrowings under the Company’s existing revolving credit facility.  There can be no assurance that all of the conditions to closing the Acquisition will be satisfied.

A copy of the press release announcing the Acquisition is attached to this Report as Exhibit 99.1 and is incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

99.1	Press Release of Linn Energy, LLC dated July 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: July 22, 2010	By:	/s/ CHARLENE A. RIPLEY
Charlene A. Ripley
Senior Vice President, General Counsel and
Corporate Secretary